Exhibit 99.1

Rule 10b5-1 Sales Plan

ATEC Trust (“Seller”), has, as of the date set forth below, established this Sales Plan (the “Plan”) in order to sell shares of Neurologix, Inc. (the “Issuer”) common stock pursuant to the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Seller requests that Axiom Capital Management Inc. (“Axiom”) execute the Plan as follows:

1. Starting on October 1, 2007, sell not more than 10,000 shares every calendar month provided the price per share (bid) is at or above $1.05 on the Over the Counter Bulletin Board Market (the “Exchange”) during regular trading hours.

2. The Plan shall end on the earliest of:

(a)	September 30, 2009;

(b)	the completion of sales contemplated in paragraph (1) of the Plan resulting in net proceeds to Seller of Three Hundred Forty Thousand Dollars (US$340,000);

(c)	Seller’s or Axiom’s reasonable determination that:

(i)	the Plan does not comply with Rule 10b5-1 or other applicable securities laws;

(ii)	Seller has not, or Axiom has not, complied with the Plan, Rule 10b5-1 or other applicable securities laws; or

(iii)	Seller has made misstatements in Seller’s Client Representation Letter to Axiom.

(d)	the filing of a bankruptcy petition by the Issuer;

(e)	the public announcement of a merger, recapitalization, acquisition, tender or exchange offer, or other business combination or reorganization resulting in the exchange or conversion of the shares of the Issuer into shares of a company other than the Issuer;

(f)	the public announcement of a public offering of securities by the Issuer;

(g)	the conversion of the shares subject to the Plan into rights to receive fixed amounts of cash or into debt securities and/or preferred stocks (whether in whole or in part); or

(h)	receipt by Axiom of written notice of termination from Seller in the form and substance of Annex A hereto pursuant to paragraph 12 below.

3. Seller understands that Axiom may not be able to effect a sale due to a market disruption or a legal, regulatory or contractual restriction applicable to Axiom or any other event or circumstance (a “Blackout”). Seller also understands that even in the absence of a Blackout, Axiom may be unable to effect sales consistent with ordinary principles of best execution due to insufficient volume of trading, failure of the stock to reach and sustain a limit order price, or other market factors in effect on the date of a sale pursuant to the Plan (“Unfilled Sales”).

Axiom agrees that if Issuer enters into a transaction that results, in Issuer’s good faith determination, in the imposition of trading restrictions on Seller, such as a stock offering requiring an affiliate lock-up (“Issuer Restriction”), and if Issuer and Seller shall provide Axiom at least three (3) days’ prior written notice signed by Issuer and Seller and confirmed by telephone of such trading restrictions, then Axiom will cease effecting sales under this Plan until notified in writing by Issuer or by Seller that such restrictions have terminated. Axiom shall resume effecting sales in accordance with this Plan as soon as practicable after the cessation or termination of a Blackout or Issuer Restriction.

4. At the discretion of Axiom, shares allocated under the Plan for sale on a given day or date may be sold in bulk or in smaller increments, depending upon market demand and the minimum price established above in paragraph 1.

5. In the event of a stock split or reverse split, the dollar amount at which shares are sold will be automatically adjusted proportionately.

6. Unless Seller has indicated otherwise in paragraph 2 above, in the event of a reincorporation or other corporate reorganization resulting in an automatic share-for-share exchange of new shares for the type of shares subject to the Plan, then the new shares will automatically replace the type of shares originally specified in the Plan.

7. Rule 144 and Rule 145; Section 16

(a)	Seller requests and authorizes Axiom to complete and file on Seller’s behalf the Forms 144 (pre-signed by Seller) necessary to effect the Plan, if any.

(b)	if appropriate, Seller understands and agrees that Axiom will make one Form 144 filing at the beginning of each three-month period, commencing with the date of the first sale made under the Plan; and that each Form 144 shall state that the sales are being effected in accordance with a sales plan intended to comply with Rule 10b5-1.

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(c)	Axiom will conduct sales pursuant to Rule 144 or Rule 145 if appropriate, including applying Rule 144 volume limitations as if the sales under the Plan were the only sales subject to the volume limitations.

(d)	Seller authorizes and requests Axiom to provide, as soon as possible after any sales have been made under the Plan, to Seller’s legal counsel (at emcdermott@eapdlaw.com or at such other address as Seller may from time to time notify to Axiom) the details of any such sales, including the date, number of shares, and individual sale(s) prices, in order to assist Seller in making timely filings as may be required under Section 16 of the Securities Exchange Act of 1934. Seller hereby acknowledges that it retains sole responsibility for making such filings.

8. Indemnification. Seller agrees to indemnify and hold harmless Axiom from and against all claims, losses, costs, damages and liabilities arising out of or related to:

(a)	any breach by Seller of the Client Representation Letter to Axiom, dated the date hereof, or any subsequent representation letter to Axiom, or

(b)	Seller’s breach of any applicable law, rule or regulation or breach of any policy or procedure of the Issuer; or

(c)	inquiries and/or proceedings resulting from assertions or claims that:

(i)	the Plan or sales made under the Plan do not comply with Rule 10b5-1, with state or federal securities laws or regulations prohibiting trading while in possession of material nonpublic information, or similar regulatory or self-regulatory rules, or with the Issuer’s internal trading policies; or

(ii)	Axiom has not executed any sales pursuant to the provisions of the Plan.

This indemnification will survive termination of the Plan.

9. The Plan may be modified or amended only:

(a)	upon the written agreement of Seller and Axiom and acknowledged in writing by the Issuer’s counsel; and

(b)	at a time when Seller is otherwise permitted to effect sales under the Issuer’s trading policies and at a time when Seller is not aware of material nonpublic information concerning the Issuer or its securities.

In the event of a modification or amendment to this Plan, or in the event that Seller establishes a new plan after termination of the Plan, no sales shall be effected during the thirty days immediately following such modification, amendment or termination (other than sales already provided for in the Plan prior to modification, amendment or termination).

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10. The Plan may be signed in counterparts, each of which will be an original.

11. The Plan and Seller’s Client Representation Letter, dated the date hereof, in the form and substance attached hereto as Annex B, together constitute the entire agreement between Seller and Axiom and supersede any prior agreements or understandings regarding the Plan. All of the provisions of the above-described Client Representation Letter are incorporated by referenced herein.

12. All notices given by the parties under this Plan will be as follows:

(a)	if to Axiom: Axiom Capital Management Inc. 780 Third Avenue New York, New York 10017 Attention: Mark Martino

(b)	if to Seller: ATEC Trust c/o Auckland Technology Enabling Corporation Limited PO Box 10359 Wellington, New Zealand

13. This Plan will be governed by and construed in accordance with the internal laws of the State of New York.

Dated as of this September 14, 2007		Acknowledged and agreed this September 17, 2007

ATEC TRUST		Axiom Capital Management Inc.

By:	/s/ Warwick John Greenwood	By:	/s/ Mark D. Martino

	Name: Warwick John Greenwood		Name: Mark D. Martino
	Title: Trustee of ATEC Trust		Title: President

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Annex A

Termination Notice, dated as of ________, __, of the Sales Plan, dated September __, 2007 (the “Sales Plan”), established by ATEC Trust (“Seller”) for the sale of common stock by Axiom Capital Management Inc. (“Broker”) on behalf of Seller.

WHEREAS, Seller and Broker have previously entered into the Sales Plan;

WHEREAS, Seller desires to terminate the Sales Plan by delivering this notice pursuant to paragraph 2 of the Sales Plan; and

WHEREAS, all capitalized and undefined terms have the meanings assigned to them in the Sales Plan;

NOW THEREFORE, the Seller hereby notifies the Broker as follows:

1. Any Sales set forth under the Sales Plan that have not been executed as of the time Broker confirms to Seller Broker’s receipt of this Notice shall be cancelled.

2. Seller represents and warrants that Seller is not aware of any non-public material information relating to Neurologix, Inc. and is terminating the Sales Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 and such termination shall not cause the affirmative defense under Rule 10b5-1 to be unavailable with respect to Sales previously effected by Broker hereunder.

3. This Termination shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned has signed this Termination Notice as of the date first written above.

                             _________________________________

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Annex B

Rule 10b5-1 Client Representation Letter

September __ , 2007

Axiom Capital Management Inc.
780 Third Avenue
New York, New York 10017
Attn: Mark Martino

Gentlemen:

In consideration of Axiom Capital Management Inc. (“Axiom”) accepting orders to sell securities under a written plan (the “Plan”) that ATEC Trust (“Seller”), has established to meet the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Seller makes the following representations, warranties and covenants:

1. Seller established the Plan in good faith, in compliance with the requirements of Rule 10b5-1 and other applicable law, rules and regulations, and at a time when Seller was not in possession of material nonpublic information about Neurologix, Inc. (the “Issuer”), whose securities are the subject of the Plan.

2. Seller has consulted with its own legal counsel and other advisors in connection with Seller’s decision to enter into the Plan and have confirmed that the Plan meets the criteria set forth in Rule 10b5-1.

3. Seller owns all shares that are subject to the Plan free and clear of liens or encumbrances of any kind.

4. Except as provided in the Plan and while the Plan is in effect, Seller confirms that:

(a) Seller will not engage in offsetting or hedging transactions in violation of Rule 10b5-1; and

(b) Seller will notify Axiom in advance of any sales or purchases of, or derivatives transactions on, any of the Issuer’s securities.

5. Seller further confirms its understanding that while this Plan is in effect, Seller may not disclose to the persons at Axiom effecting sales under the Plan for Seller any information concerning the Issuer that might influence the execution of the Plan.

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6. Compliance with insider trading policies.

(a) Seller hereby confirms that the Plan does not violate the Issuer’s insider trading policies.

(b) Seller has informed the Issuer of the existence and provisions of the Plan, and, if necessary under the Issuer’s insider-trading policies, authorized representatives of the Issuer have approved the Plan and been provided with a copy of the Plan.

(c) Seller agrees and affirms that there are no contractual, regulatory, or other restrictions applicable to the sales contemplated under the Plan that would interfere with Axiom’s ability to execute sales and effect delivery and settlement of such sales on Seller’s behalf, other than restrictions with respect to which Seller has obtained all required consents, approvals and waivers. Seller agrees to notify Axiom immediately in the event that any of the above statements become inaccurate prior to the termination of the Plan.

7. Compliance with Rule 144 and Rule 145

(a) Seller understands and agrees that if Seller is an affiliate or control person for purposes of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or if the securities subject to the Plan are restricted securities subject to limitations under Rule 144 or eligible for resale under Rule 145, then all sales of securities under the Plan will be in accordance with the applicable provisions of Rule 144.

(b) Seller agrees:

(i) to promptly sign and deliver to Axiom the Forms 144 that Axiom may request in connection with the Plan and to note on such Forms that “This proposed sale is made pursuant to a plan intended to comply with Rule 10b5-1(c), previously adopted on September __, 2007, when Seller was not in possession of material nonpublic information”;

(ii) not to take any action or to cause any other person or entity to take any action that would require Seller to aggregate sales of securities pursuant to Rule 144; and not to take any action that would cause the sales of securities under the Plan not to comply with Rule 144 or Rule 145.

8. Seller agrees to make or cause to be made all necessary filings, including filings pursuant to Section 13 and Section 16 of the Exchange Act, and any other filings necessary pursuant to the Securities Act and/or the Exchange Act.

9. Delivery requirements.

Prior to the date of execution of any sales specified under the Plan, Seller agrees to have delivered into the custody of Axiom certificates representing that number of securities that may be sold pursuant to the Plan (or other appropriate evidence thereof), together with all transfer documents and other authorizations required for Axiom to effect settlement of sales of such securities on Seller’s behalf.

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Seller agrees that Axiom’s obligation to execute sales under the Plan is conditioned on the satisfaction of the foregoing delivery requirements.

10. Seller agrees to inform Axiom as soon as possible of (a) any subsequent restrictions imposed on Seller due to changes in the securities (or other) laws or of any contractual restrictions imposed on the Issuer that would prevent Axiom or Seller from complying with the Plan and (b) the occurrence of any event as set forth in the Plan that would cause the Plan to end or be suspended under paragraph 2 or paragraph 3 of the Plan.

11. Attached is a true and accurate copy of the Plan.

Very truly yours,

ATEC TRUST

By:

Name:	Warwick Greenwood, trustee
Date:	September __, 2007

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